UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2008
NiSource Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-16189

Delaware	35-2108964

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

801 East 86th Avenue
Merrillville, Indiana	46410

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.
In late November of 2008, an arrangement was reached to release Northern Indiana Public Service Company (“NIPSCO”), a wholly-owned subsidiary of NiSource Inc., from its contractual commitment binding NIPSCO’s Sugar Creek power plant to provide capacity to PJM Interconnection’s Reliability Pricing Model market. Effective December 1, 2008, Sugar Creek was accepted as an internal designated network resource within the Midwest Independent Transmission System Operator.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.

(Registrant)

Date: December 4, 2008	By:	/s/ Robert E. Smith

Robert E. Smith
Assistant Corporate Secretary